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                                                                   Exhibit 10.47

                           SECOND AMENDMENT OF LEASE
                           -------------------------

This Second Amendment of Lease is entered into by and between TDC Dallas Partners No. 2, Ltd., (hereinafter referred to as "Landlord") and Monitronics International, Inc., referred to as "Tenant").

WHEREAS, Monitronics International, Inc, is the rightful Owner of Tenant's interest in that certain Commercial Lease Agreement dated December 4, 1991, (the "Lease"), by and between TDC Dallas Partners No. 2, Ltd (as Landlord) and My Alarm, Inc., (Original Tenant) pursuant to that certain Assignment, Assumption and Consent Agreement dated October 21, 1994.

WHEREAS, Landlord and Original Tenant entered into that certain Lease dated December 4, 1991 and amended by that certain First Amendment of Lease dated February 17, 1997, (the "Lease") pursuant to which Landlord leased to Original Tenant approximately 8,037 square feet of premises located at 12801 Stemmons Freeway, Suite 821, Farmers Branch, Texas (the "Leased Premises").

WHEREAS, Tenant desires to exercise its Option 1, expansion into approximately 1,936 square feet (the "Expansion Space I"), also known as Suite 825, as set forth in paragraph 6 of the First Amendment of Lease.

Now, therefore, in consideration of the mutual covenants herein contained and $10.00 and other good and valuable consideration, it is covenanted and agreed between the parties that the Lease be modified and amended as follows:

1. Total square footage of the Leased Premises is hereby amended to reflect 9,973 square feet.

2. Effective February 1, 1998, and provided that the current occupant of Suite 825 has vacated the premises, Tenants Base Rent Schedule as set forth in paragraph 2 of the First Amendment of Lease shall be changed to the following Base Rent Schedule:

     February 1, 1998   -   February 29, 2000   @ $6,234.00 per month
     March 1, 2000      -   February 28, 2002   @ $6,649.00 per month
     March 1, 2002      -   February 29, 2004   @ $7,480.00 per month

3. In the event that Tenant is able to occupy Expansion Space I (suite #825), prior to February 1, 1998 (due to the early termination of the tenant currently occupying suite #825), the Base Rent for the entire 9,975 square feet would be $6,234.00 per month for the interim period. Beginning February 1, 1998, the rent schedule would be the amounts stated in paragraph 2 above.

4. Landlord shall provide five thousand eight hundred and eight and no/100 dollars ($5,808.00) remodeling allowance, as set forth in paragraph 6(ii) ("Option 1") of the First Amendment of Lease.

5. In the event of conflict between this Second Amendment of Lease and the Lease, the terms of this Second Amendment of Lease shall prevail.

6. Except as modified herein, all other terms and conditions of the Lease between the parties above described shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment of Lease as of the date last stated below.

LANDLORD:                                TENANT:
TDC Dallas Partners No. 2, Ltd.          Monitronics International, Inc.


By: /s/ Mark M. Anderson                 By: /s/ James R. Hull
    ----------------------------------       ----------------------------------
        Mark M. Anderson                         James R. Hull

Its: Vice President                      Its: C.E.O. & President
     TOLD Corporation
     General Partner

Date: 9/17/97                            Date: September 12, 1997